As filed with the Securities and Exchange on October  , 1997
                             Registration No. 33-
                 SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                FORM S-8
                          REGISTRATION STATEMENT
                                  Under the
                          SECURITIES ACT OF 1933

                       GOLDEN PANTHER RESOURCES, LTD.
          (Exact name of registrant as specified in its charter)


Nevada                                                    95-3932052
(State or other jurisdiction        (I.R.S. Employer Identification No.)
of incorporation)

                         1111 West Hastings Street, Suite 211
                            Vancouver, B.C., Canada, V6E 2J3
                  (Address of Principal Executive Offices) (Zip Code)

                             Golden Panther Resources, Ltd.
           1997 Stock Incentive Plan for Directors, Officers and Employees
                              (Full title of the plan)

                               W. Scott Lawler, Esq,
                         2820 Townsgate Road, Suite 200
                       Westlake Village, California 91361
                     (Name and address of agent for service)
                                    805.370.0040
        (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of Securities Amount to be   Proposed Max.  Proposed Max.  Amount of
to be Registered    Registered     Offering Price Aggregate      Registration
                                                  Per Share (1)  Offering Fee

Common Shares,     2,000,000       $0.50          $1,000,000     $303.03
$0.001 par value (2)

Common Shares,     200,000        $3.00           $600,000       $181.81
$0.001 par value (2)

Common Shares,     850,000        $0.00              $0         $0
$0.001 par value (2)


(1) Estimated for the Common Shares solely for the purpose of calculating the registration fee on the basis of the average of bid and ask prices of the Common Shares of the Company July 28, 1997 (pursuant to Rule 457(c)) under the Securities Act of 1933.

(2) In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution Provisions of such Plan and, if interests in the above-referenced Plan are deemed to constitute separate securities, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the above-referenced Plan.
                                 PART I

                             INFORMATION REQUIRED IN THE SECTION 10(a)
PROSPECTUS

Item 1 - Plan Information.

Item 2. Registration Information and Employee Plan Annual Information.*

       Information required by Part I to be contained in the Section 10 (a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "1933 Act") and the Note to Part I of Form S-8.


PART
II

                             INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

Item 3. Incorporation of Documents by Reference.

       The following documents which have heretofore been filed by Golden Panther Resources, Ltd. (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof.

1.       The Company's Annual Report on Form 10-KSB, for the year ended March
31, 1997;

2. The description of the Common Shares, par value $0.001 per share ("Common Shares"), of the Company contained in the Articles of Incorporation; and

3. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the 1934 Act since March 31, 1997.

       All documents, subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

       Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

       See Item 3.

Item 5. Interests of Named Experts and Counsel.

       Certain legal matters relating to the securities registered hereby will be addressed by W. Scott Lawler, Esq., 2820 Townsgate Road, Suite 200, Westlake Village, California 91361. Mr. Lawler has no interest in the Plan.

Item 6.  Indemnification of Directors and Officers,
       The Nevada Revised Statutes (the "NRS") provides for indemnification of directors and officers in a variety of circumstances, which may include liabilities under the 1933 Act. The Company's Bylaws provide for indemnification of the Company's directors and officers (and those serving in such capacity with a consolidated subsidiary other entity at the request of the Board of Directors of the Company) in the circumstances, and to the extent, permitted by the NRS.

       Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

                                               Not Applicable.

Item 8.  Exhibits.

       The exhibit accompanying this Registration Statement is the legal opinion of W. Scott Lawler, Esq., which follows this Registration Statement. The Plan is not intended to be qualified under Section 401 (a) of the Internal
Revenue Code.

Item 9. Undertakings.

The Company hereby undertakes -

1. To file during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)       To include any prospectus required by Section 10(a)(3) of the 1933
Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs I.(a) and I.(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the
Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the Common Shares being registered hereby which remain unsold at the termination of the offering.

4. That, for the purposes of determining any liability under the 1933 Act, each filing of the Company's Annual Report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section I 5(d) of the 1934
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

5. That, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the, event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, B.C., Canada, on the 28th day of July , 1997.

GOLDEN PANTHER RESOURCES, LTD.


By:/s/ Gordon Muir
Chairman of the Board

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 28th day of July 1997.



/s/ Gordon Muir                     ,Chief Executive Officer, Chairman and
Director
Gordon Muir



/s/ Penny Perfect                     ,       President, Vice-Chairman,
Director
Penny Perfect


/s/ Katharine Johnston                 ,Secretary, Vice-President Legal &
Finance, Director
Katharine Johnston

/s/ Adrian Lungan              ,       Director
Adrian Lungan


/s/       Alexander Van Hoeken       ,       Director
Alexander Van Hoeken


/s/ Robert Needham              ,Director
Robert Needham





                                             1997 Stock Incentive Plan for
Directors, Officers and Employees

1. PURPOSE       The purpose of the 1997 Stock Incentive Plan for Directors,
Officers and Employees (the "Plan") is to advance the interests of Golden Panther Resources, Ltd., a Nevada corporation ( the "Company"), and its shareholders by awarding equity based, long-term incentives which will enable the Company to attract and retain officers, directors, advisory board members and key employees who are and will be largely responsible for the future growth and continuing success of the Company and to compensate certain independent contractors and consultants who provide personal services of substantial benefit or value to the Company. It is intended that this purpose will be effected through the granting of Options and Restricted Stock (as defined herein) in accordance with the terms of the Plan.

2. DEFINITIONS       In addition to other capitalized terms which are defined
in the Plan, the following terms shall have the following definitions:

2.1       "Board" - the Board of Directors of the Company.

2.2 "Change of Control"- (a) an acquisition of the Company by means of a merger or consolidation of the Company with or into another corporation or a purchase of substantially all of the Company's assets, following which a majority of the Board of Directors of the successor or acquiring corporation is not comprised of individuals who constituted a majority of the Company's Board immediately prior to the merger, consolidation or purchase of assets, or
(b) a change in the composition of a majority of the members of the Company's Board effected by the vote of a person who has acquired a number of Voting securities of the Company sufficient to elect a majority of the Board. As used in this definition, the term "person" shall include two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the voting securities of the Company.

2.3       "Code" shall mean the Internal Revenue Code of 1986, as amended.
2.4       "Common Stock" - the Company's $0.001 par value Common Stock.

2.5 "Compensation Committee" or "Committee" shall mean the Compensation Committee of the Board, provided that the Compensation Committee shall at all times consist of two or more directors of the Company each of whom is not (a) currently an officer of (or currently employed by) the Company or any parent or Subsidiary of the Company, (b) receiving compensation, directly or indirectly, as a consultant, advisor or independent contractor (except for an amount which does not exceed $60,000) or have an interest in a transaction requiring disclosure under 404(a) of Regulation S-B under the Exchange Act, or
(c) be engaged in a business relationship which would require disclosure under
Item 404(b) of Regulation S-B under the Exchange Act.

2.6 "Consultant" shall mean a consultant, independent contractor or other person or entity who or which has been engaged to provide advisory, professional or other personal services to the Company or a Subsidiary pursuant to a written agreement approved by the Board or the Compensation Committee.

2.7 "Date of Grant" shall mean the date on which the Committee grants an
Option or awards Restricted Stock under the Plan.

2.8 "Disability" shall mean the inability, as determined by the Compensation Committee based on advice of a licensed physician, of a Participant to engage in any substantial gainful employment by reason of any medically determinable physical or mental impairment which can reasonably be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.9       "Employee" shall mean an employee of the Company or any Subsidiary.

2.10       "Exchange Act" shall mean the Securities Exchange Act of 1934.

2.11 "Fair Market Value" shall mean the fair market value of a share of Common Stock, determined as follows: (a) if the Common Stock is traded on a stock exchange or in the NASDAQ National Market System ("NASDAQ/NMS"), the fair market value of a share on a particular date shall be the quoted selling price per share of Common Stock on such exchange or NASDAQ/NMS on that date;
(b) if Common Stock is otherwise traded in the over-the-counter market, the fair market value of a share of Common Stock on a particular date shall be the mean between the closing bid and asked quotations per share of the Common Stock on that date; or (c) if Common Stock is not traded on a stock exchange, NASDAQ/NMS or in the over-the-counter market or, if traded, there are no transactions on that date, the fair market value shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Section 10.20312-2 of the Treasury Regulations (relating to the valuation of stocks and bonds for purposes of Code Section 2031).

2.12 "Grant Amount" - the number of shares of Restricted Stock granted to a Participant under the Plan at the time such Restricted Stock is first issued by the Company.

2.13 "Option Amount" shall mean the number of shares subject to an Option granted to an Optionee under the Plan.

2.14 "Incentive Stock Option" shall mean an Option which is intended to qualify as an "incentive stock options" within the meaning of Code Section 422.

 2.15 "Nonqualified Stock Option" shall mean an option which is not intended to qualify as an Incentive Stock Option.

2.16 "Option" shall mean an option to purchase shares of Common Stock granted under the Plan, which may be either an Incentive Stock Option or a Nonqualified Option.

2.17 "Option Price" shall mean the purchase price per share of Common Stock as determined in accordance with the provisions of Section 10 hereof.

2.18 "Participant" shall mean an officer, director, Employee or Consultant of the Company or a Subsidiary to whom an Option or Restricted Stock is granted under this Plan.

2.19 "Performance Objectives" shall mean the performance objectives for each grant of Restricted Stock under the Plan that must be achieved in order for some or all of such Restricted Stock to become Vested, as determined by the Compensation Committee at or before the Date of Grant. Such performance objectives may be expressed in terms of (a) the lapse of time during which a Participant remains employed by, or in the service of the Company, (b) any quantifiable, financial, technical, economic or operational performance criteria for the Company, any Subsidiary or any business unit, division or function within the Company or any Subsidiary, cash flow, earnings per share, capital formation, expenses, gross or net margin, increase in stock price, inventory turnover, market share, net income (before or after taxes), net operating income, personal management objectives, return on assets, return on equity, return on investment, return on sales, revenue and total stockholder return, including, but not limited to, or (c) any combination of some or all of the foregoing.

2.20 "Reorganization" shall mean a sale or transfer of all or substantially all the Company's assets, a merger, reorganization, or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or liquidation or dissolution of the Company.

2.21 "Restricted Stock" shall mean shares of Common Stock awarded under the Plan which remain outstanding and as to which Restrictions have not expired or otherwise been removed in accordance with the terms of this Plan.

2.22 "Restricted Stock Award" or "Award" shall mean any grant of Restricted Stock made to a Participant under the Plan.

2.23 "Restrictions" shall mean the restrictions imposed on the sale, transfer, assignment or other disposition of Common Stock as set forth in
Section 7 hereof.

2.24 "Retirement" shall mean a Participant's voluntary termination of employment by delivery of formal written notice thereof to the Company at any time after he or she has reached sixty (60) years of age and shall have accrued fifteen (15) years of service as an employee of the Company (including its present or former Subsidiaries).

2.25 "Subsidiary" shall mean any corporation of which not less than fifty-one percent (51%) of the shares of the voting stock (representing the right, other than as affected by events of default, to vote for the election of directors or other managing authority) are now, or hereafter during the term of this Plan, owned or controlled directly or indirectly by the Company.

2.26 "Termination for Cause" shall mean any involuntary termination of a
Participant's employment by the Company or any Subsidiary if the termination is a result of or in connection with such Participant's (a) engaging in any business that is competitive with that of the Company while an Employee, (b) committing any material act of dishonesty, including but not necessarily limited to theft or embezzlement of funds or property of the Company, or perpetrating a fraud on or affecting the Company, (c) engaging in any gross negligence or willful misconduct with respect to his or her duties and responsibilities as an Employee or acts in any other way that has a direct, substantial and adverse effect on the Company's reputation, including but not necessarily limited to willful or grossly negligent disregard for the Company's obligation to comply with laws, regulations and the like applicable to the Company, its properties, assets or business, or (d) conviction of a felony.

2.27 "Vesting" or "Vested" shall mean the removal of Restrictions as to any Restricted Stock awarded under the Plan.

2.28 "Vesting Date" shall mean the date on which Vesting shall be determined as set by the Compensation Committee.

3.       SHARES SUBJECT TO THE PLAN.

3.1 The shares reserved for issuance as Options and as Restricted Stock under the Plan shall not exceed 3,050,000 shares, respectively, of Common Stock, subject to adjustment by the Board or as provided in Section 3.2 hereof.

3.2 In the event of changes in the outstanding shares of Common Stock by reason of stock dividends, recapitalization, split-ups, combination, merger (including reincorporation effected by means of a merger), reclassification, or exchange, of shares, and the like, appropriate adjustments shall be made by the Board in the number and kind of Options and Restricted Stock which may be issued, including adjustments of the limitations set forth in Section 3.1 on the maximum number of and kind of shares which may be issued as Options or Restricted Stock,

3.3 Any shares of Restricted Stock forfeited to the Company pursuant to the terms of this Plan may, subsequently, be issued as Restricted Stock hereunder.

4. EFFECTIVE DATE The Plan has been adopted by the Board as of July, 1997 (the "Effective Date"), subject to approval by the affirmative vote, of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the 1997 Annual General Meeting of the Company's shareholders to be held September 26, 1997.

5. ADMINISTRATION. Grants of Options and Restricted Stock Awards and other determinations under the Plan shall be made by (a) the Board or (b) the Compensation Committee. In addition, the Board has authority to perform all functions of the Committee.

6.       ISSUANCE OF RESTRICTED STOCK, DETERMINATION OF PERFORMANCE
OBJECTIVES
AND ACHIEVEMENT OF PERFORMANCE OBJECTIVES

6.1       The Compensation Committee may, from time to time:

A. determine the Participants, if any, to whom Restricted Stock Awards are to be issued,

B. establish the Grant Amount, if any, to be awarded to each, such Participant and determine that the value to the Company of the past services of such Participant is at least equal to the aggregate par value of the Grant Amount;

C.       establish Performance Objectives; and

D. determine whether and to what extent, if any, the Performance Objectives for any previously awarded Restricted Stock, if any, have been achieved and, on the basis of such determination, establish the portion, if any, of a Grant Amount that is to be Vested.

6.2 Performance Objectives may not be changed, altered or adjusted, provided, however, that the Board may make such changes as it deems appropriate to reflect the effects on the performance of the Company of an acquisition of a company or business, the divestiture of a subsidiary or division or other transactions or events outside the ordinary course of business which for financial reporting purposes as determined in accordance with Generally Accepted Accounting Principles,

6.3 Upon a determination in accordance with Section 6. 1D hereof, that any Restricted Stock is to be Vested, the removal of such Restrictions shall be effective with respect to such Grant Amount, or portion thereof, as of the Vesting Date.

6.4 Participants to whom Restricted Stock Awards are made under the Plan shall not be required to make any monetary payment to the Company. However, all such Awards shall be subject to the Restrictions and all certificates representing Restricted Stock shall be issued with a restrictive legend, stamped, imprinted or otherwise inscribed thereon, referencing such Restrictions. All share certificates representing such Restricted Stock shall be registered in the name of the Participant to whom the Restricted Stock is issued and may in accordance with instructions established by the Committee, be delivered to the Company's Secretary or such other person as the Company may appoint to retain physical custody until the Restrictions imposed thereon have expired or shall have been removed.

6.5 Each Restricted Stock Award issued under the Plan shall be evidenced by a written agreement, in form approved by the Committee, specifying the number of shares covered by the Award and such other provisions, consistent with the Plan, as may be deemed appropriate by the Committee, and by the issuance of one or more stock certificates pursuant to Section 6.4.

7.       RESTRICTIONS.   No shares issued as Restricted Stock Awards
hereunder
may be sold, assigned, transferred, pledged, hypothecated, or encumbered, either voluntarily or involuntarily until the Vesting of the Restricted Stock in accordance with the terms of the Plan.
8.       EXPIRATION AND REMOVAL OF RESTRICTIONS

8.1 Unless sooner removed in accordance with the terms of the Plan, all Restrictions applicable to each Award shall automatically expire and terminate ten (10) years following the Date of Grant.

8.2 If a Participant's employment is terminated voluntarily or involuntarily (except for death, Disability, Retirement, the events referred to in Sections 8.3 through 8.5 hereof, or in connection with a Reorganization in which the Participant becomes employed by a successor corporation or business entity) all Restricted Stock held by him shall immediately and automatically be forfeited to the Company and Participant shall thereupon have no further right, title or interest in such Restricted Stock; provided, however, that any Restricted Stock that have Vested shall not be forfeited.

8.3 If a Participant's employment with the Company is terminated as a result of death or Disability, all Restricted Stock shall be Vested as of the date of death or, in the case of Disability, as of the date of the determination of such Disability by the Board or Committee as the case may be.

8.4 In the case of termination of employment for Retirement, a pro rata portion of the shares of Restricted Stock held by the retiring Participant, less the number of shares which have previously Vested, will be Vested immediately, calculated on the basis of a five year vesting schedule beginning on the Date of Grant and ending on the effective date of such Retirement.
For
example, if a Participant retires two years after the Date of Grant, Restricted Stock would Vest as to forty percent (40%) of the Grant Amount, and all remaining shares of Restricted Stock held by the Participant would be forfeited.

8.5 If within twelve (12) months following a Change in Control there should occur, without a Participant's consent, a material lessening of his duties and responsibilities as an executive or key management employee of the Company or a material reduction in his base salary from the rate in effect as of the Date of Grant and, if, within ninety (90) days following such material lessening of duties or responsibilities or a material reduction in his base salary, the Participant shall, by providing written notice to the Company, voluntarily terminate, his employment relationship with the Company, all Restricted Stock held by such Participant shall become Vested.

8.6 In the event of a Reorganization, the Board, in its sole discretion may Vest all or any part of the issued and outstanding Restricted Stock prior to or contemporaneously with the effective date of such Reorganization. In the event of any Reorganization in which holders of Restricted Stock receive securities (herein 'Exchange Securities") of another corporation or business entity in respect of Restricted Stock held by them, such Exchange Securities shall be subject to the Restrictions and to removal or expiration thereof in accordance with the terms of this Plan if the Board, for any reason, elects not to accelerate the removal of Restrictions prior to or contemporaneously with the effective date of the Reorganization.

8.7 Upon Vesting of Restricted Stock in accordance with the terms of the
Plan, all Restrictions imposed by Section 7 hereof shall be deemed removed and terminated with respect to the applicable Restricted Stock grants and the Company shall issue such instructions to the Transfer Agent or Registrar and take such other actions as may be appropriate in order to cause the removal, cancellation or rescission of all legends, stamps or other inscriptions referencing the restrictions on share certificates representing Restricted Stock which have Vested.

9. RIGHTS AS STOCKHOLDERS. Upon the issuance of the shares of Restricted
Stock pursuant to Section 6.5, the Participant shall, subject to the Restrictions, have all the rights of a stockholder with respect to said shares, including the right to vote the shares and to receive all dividends and other distributions paid or made with respect to the shares.

10.     TERMS AND CONDITIONS OF OPTIONS

10.1 ELIGIBILITY. Options may be granted to Employees, executives, offices, directors or advisory board members whose performance for or contribution to the Company is considered by the Committee to have a significant effect on the success of the Company and to Consultants whose retention by the Company involves the performance of personal services that, as determined by the Committee, are of significant value or benefit to the Company. The adoption of this Plan shall not be deemed to give any Employee or other person any right to be awarded an Option. No Incentive Stock Option shall be granted under the Plan to a Consultant.

10.2 OPTION GRANTS. Each Option shall be evidenced by a written agreement (a "Stock Option Agreement") in a form approved and authorized by the Committee, which shall be executed by the, Company and the Participant receiving the Option. All Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the
Plan, as the Committee shall deem necessary or appropriate.
A. The Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted and the Fair Market Value of the shares shall be determined as of the Date of Grant.

B. The exercise or purchase price, if any, for an Option shall be as follows:

(i)       In the case of an Incentive Stock Option:

a.       granted to a Participant who, at the time of the such Incentive
Stock
Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per share exercise price shall be not less than one hundred ten percent (110 %) of the Fair Market Value per share of Common Stock on the Date of Grant;
b. granted to a Participant other than a Participant described in the preceding clause, the per share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Date of Grant.

(ii) In the case of a Nonqualified Stock Option, the per share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Date of Grant unless otherwise determined by the Committee.

C. The period during which each Option may be exercised shall be fixed by the Committee. Unless the Committee shall designate when an Option granted pursuant to the Plan is exercisable, Options shall be exercisable as follows:
(i) at any time after the first anniversary following the Date of Grant, the Option shall be exercisable as to 25 percent of the shares covered thereby;
(ii) at any time after the expiration of two years following the Date of Grant, the Option shall be exercisable, cumulatively, as to an additional 25 percent of the shares covered thereby; (iii) at any time after the expiration of three years following the Date of Grant, the Option shall be exercisable, cumulative, as to an additional 25 percent of the shares covered thereby; and
(iv) at any time after the expiration of four years following the Date of Grant, the Option shall be exercisable as to all the shares covered thereby which have not theretofore been exercised pursuant to the provisions of (i) through (iii) above. The Committee may, after an Option is granted and on such terms and conditions as it considers appropriate, accelerate the times at which the Option may be exercised.

D. Unless otherwise determined by the Committee, Options granted pursuant to the Plan shall expire and cease to be exercisable upon the first to occur of any one of the following: (i) the expiration of 10 years following the Date of Grant; (ii) 90 days following the date when a Participant ceases to be an Employee, except in the case of a Termination for Cause, Retirement, or a termination by reason of the Participant's death or Disability while an Employee; (iii) if the Participant dies while an Employee or ceases to be an Employee by reason of the Participant's Disability while an Employee, one year following such death or termination of employment, whichever occurs first; or
(iv) upon the Participant's Termination for cause. Notwithstanding anything to the contrary contained herein, in no event may an Option be exercised after the expiration of 10 Years following the Date of Grant. Further, the term of an Incentive Stock Option shall be no more ten (10) years from the Date of Grant thereof and, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the
Company or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the Date of Grant thereof or such shorter term as may be provided in the Stock Option Agreement,

E. The shares covered by an Option may be purchased and the Option may be exercised in whole or in part at any time during the period defined in
Section 10.2C above and prior to the expiration of such Option. Such exercise shall be in the manner fixed by the Committee by giving written notice of exercise to the Company specifying the number of shares to be purchased; provided, however, that an Option may not be exercised with respect to less than 50 shares subject to an Option unless there are less than 50 shares remaining subject to the Option.

F,       The notice of exercise of Option, whether the exercise is to be in whole or in part, shall be accompanied by delivery to the Company of (i) a certified or cashier's check(s), (ii) a check issued by a broker-dealer that is a member firm of the New York Stock Exchange, Inc. for 100 percent of the Option Price for the shares to be purchased; (iii) at the discretion of, and upon such terms and conditions as may be established by, the Committee, delivery of Common Stock already owned by the Participant for at least six months; or (iv) any combination of the foregoing. In the event that the Option Price is paid by a check issued by a broker-dealer, an executed copy of the notice of exercise shall be delivered to the broker-dealer, the notice of exercise shall instruct the Company to deliver certificates for the shares to be purchased to the broker-dealer and the Company shall confirm that it will deliver such certificates to the broker-dealer. No shares shall be issued upon exercise of any Option until full payment therefor has been made to and received by the Company.

G. No Option granted under the Plan shall be transferable either voluntarily or by operation of law except by will or by the laws of descent and distribution and, during the lifetime of the Participant, such Option shall be exercisable only by him or her; provided, however, that Incentive Stock Options granted hereunder may be transferred on such terms and conditions, if any, as the Committee may, in its discretion, deem appropriate by amendment to this Plan. If the Participant dies while an Employee or terminates his or her Employee status because of a Disability, without having fully exercised his or Option, all shares covered by such Participant's Option which were exercisable at the date of his or her death or termination of Employee status because of a Disability and which becomes exercisable in accordance with the terms of such Option, within 12 months thereafter shall be exercisable within such 12 month period when and as such shares becomes exercisable by such Participant (in the case of Disability) or, in the case of death, by his or her estate or any other person who acquired the right to exercise the Option by bequest of inheritance or by reason of death of the Participant and such estate or other person shall have the right to purchase by exercise of said Option all or any portion of such shares; provided, however, that no Option may be exercised at any time after the expiration date thereof. If the Option is exercised by a person other than the Participant, the Committee may require, appropriate proof of such other person's right to exercise said Options.

H. If a Participant ceases to be an Employee for any reason (other than Termination for Cause, death or Disability while an Employee or Retirement) his or her Option shall remain exercisable for a period of 90 days thereafter to the extent, and only to the extent, such option was exercisable, by its terms, as of the effective date of his or her cessation of Employee status. Upon Retirement of an Participant, all shares covered by such Participant's Option shall continue to be exercisable by such Participant in accordance with the terms of such Option; provided, however, that if, and to the extent that, an Incentive Stock Option is exercised more than 90 days after the Retirement date, such Option will be treated as a Nonqualified Option. No Option may be exercised at any time after the expiration date thereof.

I. If a Participant ceases to be an Employee and such termination was a Termination for Cause, all Options shall immediately expire and cease to be exercisable.

J. No fractional shares will be issued pursuant to the exercise of any Option nor will any cash payment be made in lieu of fractional shares.

K. In the event that, within 12 months following a Change in Control there should occur, without an Participant's consent, a material lessening of his or her duties and responsibilities as an Employee or a material reduction in his or her base salary from the rate in effect as of the Date of Grant and if, within ninety (90)-days following such material lessening of duties or responsibilities or a material reduction in his or her base salary, the Participant shall, by providing written notice to the company, voluntarily terminate his or her Employee status, unless the Board has, prior to such Change in Control, in its sole discretion determined that all or a portion of the outstanding Options held by such Participant shall become immediately and fully exercisable upon or immediately following such Change in Control, all shares covered by such Participant's Options shall become, immediately and fully exercisable and such Participant shall have the right to purchase, by exercise of such Option, all or any portion of the shares covered by such Option; provided, however, that in no event may any Option be exercised after the expiration date thereof.

L. If (i) within 12 months following a Change in Control, a Participant's Employee status should be terminated Involuntary by the Company (or any successor to the Company by reason of such Change in Control) and such termination is not a Termination for Cause, and (ii) the Board has not prior to such Change in Control, in its sole discretion, determined that all or a portion of the outstanding Options held by such Participant shall become immediately and fully exercisable upon or immediately following such Change in
Control, then all shares covered by such Participant's Options shall become immediately and fully exercisable and such Participant shall have the right to purchase by exercise of such Option, all or any portion of the shares covered by such Option; provided, however, that in no event may an Option be exercised after the expiration date thereof,

M. In the event of any Reorganization, all rights of the person or persons entitled to exercise then outstanding Options granted under the Plan and such Options shall wholly and completely terminate at the time of any such
Reorganization, except to the extent that any agreement or undertaking of any party to any such Reorganization shall make specific provision with respect to such Option and the rights of such Participants. Notwithstanding the foregoing, the Board may determine that each Participant shall have the right immediately prior to such Reorganization to exercise such Participant's Option with respect to any or all of the shares remaining subject to such Option, whether or not such shares are then otherwise purchasable by said Participant. To the extent that any such exercise relates to shares which are not otherwise purchasable by the Participant at such time, such exercise shall be contingent upon the consummation of such Reorganization.

N. The Committee reserves the right and shall determine the expiration, terms, termination, exercisability and other conditions relating to Options, if any, granted to Consultants.

11. ADMINISTRATION AND OPERATION

11.1       GOVERNMENT REGULATIONS.   The Plan and the operation thereof shall
be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, including, but not necessarily limited to, the obtaining of necessary permits and authorizations from applicable state securities commissions and agencies, if required, and registration of the securities subject to this Plan with the Securities and Exchange Commission.

In addition, the Company may cause an appropriate legend to be affixed to any stock certificate representing Common Stock issued under the Plan in accordance with all applicable federal and state securities laws, rules and regulations. Moreover, the Plan is subject to amendments by the Board in the event necessary to register the shares to be issued hereunder with the SEC on a Form S-8 registration statement or any other form chosen by the Company.

11.2       WITHHOLDING.   Whenever, under the Code and applicable
regulations,
the issuance of shares of Common Stock upon the exercise of Options or the Vesting of Restricted Stock will result in any requirement that the Participant pay or otherwise satisfy any federal, state or local payroll withholding amounts, including taxes, FICA and the like, it shall be a condition to the issuance (or Vesting) of such Common Stock that the Participants shall have made arrangements satisfactory to the Company, as determined in accordance with rules established by the Committee, with respect to the payment or satisfaction of such withholding amounts. In lieu of paying in cash additional sums which may be required to satisfy such withholding amount s, if any, the Committee may permit Participants to elect to deliver to the Company shares of Common Stock held by such Participant or a portion of the shares of Common Stock subject to the Option then being exercised by such Participant (or to be Vested in the case of Restricted Stock) as payment or in partial payment of the withholding amount requirement subject, however, to such rules as may be adopted by the Committee.

11.3 AMENDMENTS. The Board may at any time and from time to time modify, amend, suspend or discontinue the Plan in any respect, except that, without stockholder approval, the Board may not increase the, number of shares reserved under the Plan (other than increases due to changes in capitalization), permit the issuance of Common Stock upon exercise of an Option before payment therefor in full, make any change in the eligibility requirements hereunder. or extend the period within which Incentive Stock Options may be granted. Approval by the stockholders means approval by the holders of the requisite number of shares of Common Stock either (a) at a meeting at which shareholders are present or represented by proxy; and (b) by written consent of shareholders, in each case, in accordance with the applicable laws of the State of Nevada. The modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under Options or Restricted Stock previously issued to him or her.

11.4   EMPLOYMENT RELATIONSHIP.   Neither the Plan nor any Option or
restricted Stock granted hereunder shall confer upon any Participant any right to continued employment by the Company or any Subsidiary, or shall interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time with or without notice or cause.

11.5 LISTING ON EXCHANGE. The Company shall not be required to issue or deliver any certificates for shares of Common Stock under the Plan prior to:
(a) the listing of such shares on any stock exchange on which the Common Stock may then be listed; and (b) the completion of any registration or, qualification of such shares under any federal or state securities laws, or any rulings or regulation of any governmental body, which the Committee shall in its sole discretion, determine to be necessary or advisable.

12.       GENERAL PROVISIONS

12.1 No Participant and no beneficiary or other person claiming under or through such Participant shall have any rights as a stockholder of the Company with respect to any shares of Common Stock allocated or reserved under the Plan and subject to any Option or Restricted Stock Award except as to such Shares of Common Stock, if any, that have been issued or transferred to such Participant free of any Restrictions.

12.2 The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Nevada and construed in accordance therewith.

12.3 Continuance of the Plan with respect to the grant of Incentive Stock Options and grants to Employees shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted, and such stockholder approval shall be a condition to the right of a Covered Employee to receive Performance-Based Compensation hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable laws.

       This Golden Panther Resources, Ltd. 1997 Stock Incentive Plan for Directors, Officers and Employees was adopted by the Board on July 28, 1997.

GOLDEN PANTHER RESOURCES, LTD.


By:/s/ Gordon Muir                                            By:/s/
Katharine
Johnston
Name:  Gordon Muir                                          Name:  Katharine
Johnston
Title:  Chief Executive Officer                            Title:  Secretary